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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-11497) and Form S-8 (Nos. 333-22803, 333-00729, 33-59797, 33-56899, 33-39032 and 33-14009) of Campbell Soup
    Company of our report dated September 2, 1999 relating to the financial statements, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K.




    PricewaterhouseCoopers LLP
    Thirty South Seventeenth Street
    Philadelphia, Pennsylvania


    October 8, 1999

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